EXHIBIT 23.1

 Board of Directors
 Dr. Kimberly Partridge, President
 Medstretch, Inc.
 175 Brighton Avenue
 North York, Ontario, Canada M3H 4E3

 Gentlemen:

 We hereby consent to the incorporation by reference into Registration Statement 333 - 76226 of the audit report dated April 14, 2004 relating to the financial statements of the Company for the fiscal year ended December 31, 2003 appearing in this Report on Form 10KSB.


 /s/ Malone & Bailey
 ---------------------
 Malone & Bailey, PLLC
 www.malone-bailey.com
 Houston, Texas

 Dated: April 14, 2004